
                ENTERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEETS
                         SEPTEMBER 30, 1997
                            (Unaudited)

                                                                                      Adjustments to Reflect
                                                                                       Transactions Proposed
                                                                            Before           In Present             After
                          ASSETS                                         Transaction           Filing            Transaction
                                                                                          (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                                   $99,476                                  $99,476
    Temporary cash investments - at cost,
      which approximates market                                            762,289               (807)              761,482
                                                                       -----------            -------           -----------
           Total cash and cash equivalents                                 861,765               (807)              860,958
  Notes receivable                                                           9,316                                    9,316
  Accounts receivable:
    Customer (less allowance for doubtful accounts of
       $26.2 million)                                                      618,849                                  618,849
    Other                                                                  207,578                                  207,578
    Accrued unbilled revenues                                              512,138                                  512,138
  Deferred fuel                                                            154,003                                  154,003
  Fuel inventory                                                            70,711                                   70,711
  Materials and supplies - at average cost                                 360,203                                  360,203
  Rate deferrals                                                           327,821                                  327,821
  Prepayments and other                                                    171,346                                  171,346
                                                                       -----------            -------           -----------
           Total                                                         3,293,730               (807)            3,292,923
                                                                       -----------            -------           -----------

Other Property and Investments:
  Decommissioning trust funds                                              425,221                                  425,221
  Non-regulated investments                                                557,796                                  557,796
  Other                                                                     82,686                                   82,686
                                                                       -----------            -------           -----------
           Total                                                         1,065,703                                1,065,703
                                                                       -----------            -------           -----------

Utility Plant:
  Electric                                                              25,374,226                               25,374,226
  Plant acquisition adjustment - Entergy Gulf States                       443,227                                  443,227
  Electric plant under leases                                              684,367                                  684,367
  Property under capital leases - electric                                 138,462                                  138,462
  Natural gas                                                              168,099                                  168,099
  Steam products                                                            81,743                                   81,743
  Construction work in progress                                            391,524                                  391,524
  Nuclear fuel under capital leases                                        263,937                                  263,937
  Nuclear fuel                                                              61,832                                   61,832
                                                                       -----------            -------           -----------
           Total                                                        27,607,417                               27,607,417
           Less - accumulated depreciation and amortization              9,477,321                                9,477,321
                                                                       -----------            -------           -----------
           Utility plant - net                                          18,130,096                               18,130,096
                                                                       -----------            -------           -----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                                         180,397                                  180,397
    SFAS 109 regulatory asset - net                                      1,189,341                                1,189,341
    Unamortized loss on reacquired debt                                    201,977             40,547               242,524
    Other regulatory assets                                                470,652                                  470,652
  Long-term receivables                                                    215,040                                  215,040
   CitiPower license (net of $23.3 million of amortization)                545,391                                  545,391
   London Electricity license (net of $16.3 million of                   1,310,919                                1,310,919
    amortization)
  Other                                                                    506,930             10,667               517,597
                                                                       -----------            -------           -----------
           Total                                                         4,620,647             51,214             4,671,861
                                                                       -----------            -------           -----------

           TOTAL                                                       $27,110,176            $50,407           $27,160,583
                                                                       ===========            =======           ===========


                        ENTERGY CORPORATION AND SUBSIDIARIES
                        PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1997
                                  (Unaudited)

                                                                               Adjustments to Reflect
                                                                               Transactions Proposed
                                                                       Before         In Present               After
          LIABILITIES AND SHAREHOLDERS' EQUITY                      Transaction         Filing              Transaction
                                                                                    (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                                  $273,675                                  $273,675
  Notes payable                                                       387,229                                   387,229
  Accounts payable                                                    793,625                                   793,625
  Customer deposits                                                   185,336                                   185,336
  Taxes accrued                                                       654,816                                   654,816
  Accumulated deferred income taxes                                    92,069                                    92,069
  Interest accrued                                                    193,465                                   193,465
  Dividends declared                                                  117,732                                   117,732
  Obligations under capital leases                                    169,568                                   169,568
  Other                                                               112,768                                   112,768
                                                                  -----------            -------            -----------
           Total                                                    2,980,283                                 2,980,283
                                                                  -----------            -------            -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                 4,575,808                                 4,575,808
  Accumulated deferred investment tax credits                         592,925                                   592,925
  Obligations under capital leases                                    239,098                                   239,098
  Other                                                             1,653,119               (882)             1,652,237
                                                                  -----------            -------            -----------
           Total                                                    7,060,950               (882)             7,060,068
                                                                  -----------            -------            -----------

  Long-term debt                                                    9,394,235             44,801              9,439,036
  Subsidiaries' preferred stock with sinking fund                     196,237            (85,000)               111,237
  Subsidiary's preference stock                                       150,000                                   150,000
  Company-obligated mandatorily redeemable
      preferred securities of subsidiary trusts holding
      solely junior subordinated deferrable debentures                215,000            190,000                405,000

Shareholders' Equity:
   Subsidiaries' preferred stock without sinking fund                 334,454           (100,500)               233,954
   Common stock, $.01 par value, authorized 500,000,000
    shares; issued 243,431,490 shares                                   2,434                                     2,434
   Paid-in capital                                                  4,546,564              2,313              4,548,877
   Retained earnings                                                2,246,729               (325)             2,246,404
   Cumulative foreign currency translation adjustment                  (5,682)                                   (5,682)
   Less - treasury stock (308,202 shares)                              11,028                                    11,028
                                                                  -----------            -------            -----------
           Total                                                    7,113,471            (98,512)             7,014,959
                                                                  -----------            -------            -----------

           TOTAL                                                  $27,110,176            $50,407            $27,160,583
                                                                  ===========            =======            ===========


                        ENTERGY CORPORATION AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                  (Unaudited)

                                                                        Adjustments to Reflect
                                                                        Transactions Proposed
                                                             Before           In Present                    After
                                                          Transaction           Filing                    Transaction
                                                                             (In Thousands)
Operating Revenues:
  Electric                                                $6,349,018                                         $6,349,018
  Natural gas                                                124,627                                            124,627
  Steam products                                              48,310                                             48,310
  Nonregulated and foreign energy-related businessess      2,062,000                                          2,062,000
                                                          ----------                    -------              ----------
        Total                                              8,583,955                                          8,583,955
                                                          ----------                    -------              ----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                            1,574,855                                          1,574,855
     Purchased power                                       1,772,880                                          1,772,880
     Nuclear refueling outage expenses                        64,087                                             64,087
     Other operation and maintenance                       1,808,489                                          1,808,489
     Depreciation, amortization, and decommissioning         920,395                                            920,395
  Taxes other than income taxes                              359,214                                            359,214
  Rate deferrals                                             (24,904)                                           (24,904)
  Amortization of rate deferrals                             404,831                                            404,831
                                                          ----------                    -------              ----------
        Total                                              6,879,847                                          6,879,847
                                                          ----------                    -------              ----------

Operating Income                                           1,704,108                                          1,704,108
                                                          ----------                    -------              ----------

Other Income (Deductions):
  Windfall Profit tax - London                              (234,080)                                          (234,080)
  Allowance for equity funds used
   during construction                                        10,043                                             10,043
  Miscellaneous - net                                         97,495                                             97,495
                                                          ----------                    -------              ----------
         Total                                              (126,542)                                          (126,542)
                                                          ----------                    -------              ----------


Interest Charges:
  Interest on long-term debt                                 761,899                     (2,593)                759,306
  Other interest - net                                        49,481                                             49,481
  Distributions on preferred securities of subsidiary         16,441                     14,500                  30,941
  Allowance for borrowed funds used
   during construction                                        (8,180)                                            (8,180)
                                                          ----------                    -------              ----------
        Total                                                819,641                     11,907                 831,548
                                                          ----------                    -------              ----------

Income Before Income Taxes                                   757,925                    (11,907)                746,018

Income Taxes                                                 325,854                     (4,536)                321,318
                                                          ----------                    -------              ----------

Net Income                                                   432,071                     (7,371)                424,700

Preferred and preference dividend requirements of
   subsidiaries and other                                     56,196                    (13,014)                 43,182
                                                          ----------                    -------              ----------

Earnings Applicable to Common Stock                       $  375,875                    $ 5,643              $  381,518
                                                          ==========                    =======              ==========


                      ENTERGY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                 (Unaudited)

                                                           Adjustments to Reflect
                                                           Transactions Proposed
                                                 Before         In Present          After
                                              Transaction         Filing         Transaction

Retained Earnings - Beginning of period        $2,406,339                           $2,406,339
  Add:
    Earnings Applicable to Common Stock           375,875             5,643            381,518
                                               ----------            ------         ----------
        Total                                   2,782,214             5,643          2,787,857
                                               ----------            ------         ----------

  Deduct:
    Dividends declared on common stock            535,888                              535,888
    Capital stock and other expenses                 (403)            5,968              5,565
                                               ----------            ------         ----------
        Total                                     535,485             5,968            541,453
                                               ----------            ------         ----------
Retained Earnings - End of Period              $2,246,729             ($325)        $2,246,404
                                               ==========            ======         ==========
